                                                                    EXHIBIT 21.1


                                  Significant
                                Subsidiaries of
                       Patriot American Hospitality, Inc.
                       ----------------------------------


Patriot American Hospitality Partnership, L.P.        Virginia
1500 Canal Street Investors II, L.P.                  Delaware
Albuquerque C.I. Associates, L.P.                     Kansas
Atlanta American Hotel Investors, L.P.                Delaware
Boulders Joint Venture                                Arizona
Bourbon Orleans Investors II, L.P.                    Delaware
City Centre Partnership, L.P.                         Delaware
CV Ranch L.P.                                         Delaware
GHALP Partnership, L.P.                               Delaware
Glenview Hospitality, L.P.                            Delaware
Hotel Venture Partners, Ltd.                          Florida
Kansas City Hospitality, L.P.                         Delaware
Knoxville C.I. Associates, L.P.                       Tennessee
Marina Hospitality, L.P.                              Delaware
Melbourne Hospitality, L.P.                           Delaware
Omaha C.I. Associates, L.P.                           Kansas
Overland Park C.I. Associates, L.P.                   Kansas
PA Hunt Valley Investors, L.P.                        Virginia
PA Ravinia Partners                                   Virginia
PA Troy Hospitality Investors, L.P.                   Delaware
PAH-Buttes L.L.C.                                     Delaware
PAH GP, Inc.                                          Delaware

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
PAH LP, Inc.                                          Delaware
PAH Ventana Canyon, L.P.                              Delaware
PAH Windwatch, LLC                                    Delaware
PAH-Akron, L.L.C.                                     Delaware
PAH-Beachwood I, L.L.C.                               Delaware
PAH-Beachwood II, L.L.C.                              Delaware
PAH-BV Palace, L.P.                                   Delaware
PAH-CI Holding, LLC                                   Delaware
PAH-DT Allen Partners, L.P.                           Delaware
PAH-DT Chicago O'Hare Partners, L.P.                  Delaware
PAH-DT Miami Airport Partners, L.P.                   Delaware
PAH-DT Minneapolis Suites Partners, L.P.              Delaware
PAH-DT Park Place Partners, L.P.                      Delaware
PAH-DT Tallahassee Partners, L.P.                     Delaware
PAH-Grand Bay Miami, L.P.                             Delaware
PAH-HVP General Partner Corp.                         Delaware
PAH-HVP Holding Corp.                                 Delaware
PAH-River House, L.P.                                 Delaware
PAH-Tampa, L.P.                                       Delaware
PAH-Westlake LLC                                      Delaware
Patriot Land Holding, LLC                             Delaware
Patriot Miami Note Holder, L.P.                       Delaware
Patriot Racetrack Land LLC                            Delaware
Richardson C.I. Associates, L.P.                      Texas
Royal Palace Hotel Associates                         Florida

Salt Lake City Partnership, L.P.                      Delaware
Savannah C.I. Associates, L.P.                        Georgia
St. Louis C.I. Associates, L.P.                       Missouri
Telluride Resort and Spa L.P.                         Delaware
Toledo Hotel Investors, L.P.                          Delaware
Topeka C.I. Associates, L.P.                          Kansas
Travis Real Estate Group Joint Venture                Texas
WHC Atlanta GP, LLC                                   Delaware
WHC Chicago, LLC                                      Delaware
Wichita C.I. Associates III, L.P.                     Kansas
YO Hotel Investors, L.P.                              Delaware

                                  Significant
                                Subsidiaries of
                          Wyndham International, Inc.
                          ---------------------------

Bay Meadows Operating Company LLC                     Delaware
Carefree Management LLC                               Delaware
El Conquistador Partnership L.P.                      Delaware
Grand Heritage Hotels (Europe) Limited                United Kingdom
Grand Heritage Hotels, Inc.                           Maryland
Grand Heritage Leasing LLC                            Maryland
Hotel Del Coronado Management Corporation             Delaware
Isla Verde Tourism Parking Corporation                Puerto Rico
Las Casitas Development Company I, S en C (S.E.)      Puerto Rico
Marquis Hotel Associates                              Pennsylvania
MBAH, Inc.                                            Texas
O-H Acquisition, Inc.                                 Delaware
P.H.G., LLC                                           Maryland
PAH Batterymarch Realty Company, LLC                  Delaware
PAH GAH Holdings, L.P.                                Delaware
PAH Leasing, LLC                                      Delaware
PAH Stanly Holding LLC                                Delaware
PAH-Columbus Holding, Inc.                            Delaware
PAH-Franchise Holding, Inc.                           Delaware
PAH-Interest Holding, Inc.                            Delaware
PAH-IP Holding, Inc.                                  Delaware
PAH-Pittsburgh CI Holding, Inc.                       Delaware

PAH-Westmont CI Holding, Inc.                                  Delaware
PAH-WMC Holding, Inc.                                          Delaware
PAH-Xerxes Holding, Inc.                                       Delaware
Patriot American Hospitality Operating Partnership, L.P.       Delaware
Patriot Bougainvillea Development Company, LLC                 Delaware
Patriot Grand Heritage, LLC                                    Delaware
Patriot Holding LLC                                            Delaware
Posadas de San Juan Associates                                 New York
PSMB, Inc.                                                     California
PWMB, Inc.                                                     Delaware
Resorts Services, Inc.                                         Arizona
Rose Hall Associates, Limited Partnership                      Texas
Salt Lake City Operating Partnership, L.P.                     Delaware
HEPC Garden Albuquerque, Inc.                                  Texas
WH Interest, Inc.                                              Texas
WHC Caribbean, Ltd.                                            Jamaica
WHC Columbus Corporation                                       Delaware
WHC Franchise Corporation                                      Delaware
WHCMB Overland Park, Inc.                                      Kansas
WHCMB Toronto, Inc.                                            Canada
WHCMB Utah Private Club Corporation                            Utah
WHCMB, Inc.                                                    Delaware
WHG El Con Corp.                                               Delaware
WHG Resorts & Casinos Inc.                                     Delaware
WKA El Con Associates                                          New York

WKA Development S.E.                                  Puerto Rico
Williams Hospitality Group, Inc.                      Delaware
WIPC, LLC                                             Delaware
Wyndham Hotels & Resorts (Aruba) N.V.                 Aruba
Wyndham Hotels & Resorts Management, Ltd.             Bermuda
Wyndham IP Corporation                                Delaware
Wyndham Management Corporation                        Delaware
Wyndham Management II, LLC                            Delaware
Xerxes Limited                                        Jamaica